ATTACHMENT I
                       NOTICE TO REGISTERED SHAREHOLDERS


                               SOGEN FUNDS, INC.
                          1221 Avenue of the Americas
                              New York, NY 10020
                                                               January 11, 1999
               ----------------------------------------------
                             IMPORTANT INFORMATION
                              REGARDING YOUR FUND
               ----------------------------------------------

Dear Shareholder:

In late November, you received a Proxy Statement regarding the proposal to reorganize the Fund as a newly-created separate investment portfolio of Colonial Trust II. As of now, the Fund's records indicate that you have not yet voted your shares. We are contacting you once again to ask that you vote your shares in order to represent your shares at the Meeting.

Please take a moment to vote using one of the following five easy methods:


1.  By Phone:   Please call  Shareholder  Communications  Corporation toll free at 1-800-733-8481, Extension 401. Operators will be available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. Eastern Time.

2.  By Phone:   Call our automated  toll-free number referenced on your ballot,
                1-800-690-6903, and follow the simple instructions.

3.  By Internet:     www.proxyvote.com


4.  By Fax:          Fax your proxy to us toll free at 1-800-733-1885, anytime.


5. By Mail:     Return  your  executed  proxy  in  the  enclosed  postage  paid envelope. Please utilize this option only if methods 1, 2, 3, or 4 are unavailable, as we may not receive your proxy by mail by January 25, 1999.


In addition, please note that the Special Meeting of Shareholders which was originally scheduled for December 18, 1998 has once more been adjourned to January 25, 1999, at 8:30 a.m.

If you have any questions, please call us at (800) 794-6889.

Sincerely Yours,


Jean-Marie Eveillard
President and Director

                                 ATTACHMENT II
                       NOTICE TO BENEFICIAL SHAREHOLDERS

                               SOGEN FUNDS, INC.
                          1221 Avenue of the Americas
                              New York, NY 10020
                                                               January 11, 1999
             ------------------------------------------------

                             IMPORTANT INFORMATION
                              REGARDING YOUR FUND
             -------------------------------------------------

Dear Shareholder:

In late November, you received a Proxy Statement regarding the proposal to reorganize the Fund as a newly-created separate investment portfolio of Colonial Trust II. As of now, the Fund's records indicate that you have not yet voted your shares. We are contacting you once again to ask that you vote your shares in order to represent your shares at the Meeting.

Please take a moment to vote using one of the following two easy methods:

1. By Phone:    Call  toll  free   1-800-454-8683   and   follow   the   simple
                instructions


2. By Mail:     Return  your  executed  proxy  in  the  enclosed  postage  paid envelope. Please utilize this option only if method 1 is unavailable, as we may not receive your proxy by mail by January 25, 1999.


In addition, please note that the Special Meeting of Shareholders which was originally scheduled for December 18, 1998 has once more been adjourned to January 25, 1999, at 8:30 a.m.

Sincerely Yours,


Jean-Marie Eveillard
President and Director